Exhibit 10.5

TERMINATION AGREEMENT

(Tucson Terminal Throughput Agreement)

This TERMINATION AGREEMENT (this “Agreement”), dated as of October 29, 2018 and effective as of June 4, 2018, is entered into by and among HollyFrontier Refining & Marketing LLC, a Delaware limited liability company (formerly Holly Refining and Marketing LLC) (“HFRM”), HEP Refining, L.L.C., a Delaware limited liability company (“HEP Refining”), and Holly Energy Partners – Operating, L.P., a Delaware limited partnership (the “Operating Partnership”). HFRM, HEP Refining and the Operating Partnership are sometimes referred to collectively as the “Parties” and individually as a “Party.”

WITNESSETH:

WHEREAS, the Parties entered into that certain Second Amended and Restated Throughput Agreement as of September 19, 2013 to be effective as of June 1, 2013 (the “Throughput Agreement”), to provide for a minimum throughput commitment by HFRM at HEP Refining’s Tucson, Arizona facility (the “Tucson Terminal”) in accordance with the terms and conditions contained therein;

WHEREAS, subsequently, HEP Refining sold the Tucson Terminal, and the Parties desire to terminate the Throughput Agreement on the terms set forth herein;

WHEREAS, contemporaneously herewith, HFRM and the Operating Partnership are entering into the First Amendment to Second Amended and Restated Refined Product Pipelines and Terminals Agreement; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Throughput Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Termination of the Throughput Agreement. The Parties agree that the Throughput Agreement is terminated as of the date hereof pursuant to the terms thereof, with no liability (of any nature) arising for the Parties in connection with such termination.

2. Effect of Termination.

(a) Upon termination of the Throughput Agreement, the Throughput Agreement shall become void, and there shall be no further liability or obligation under the Throughput Agreement on the part of HFRM, HEP Refining, or the Operating Partnership or their respective affiliates, directors, officers, managers, employees, members or stockholders; provided that such termination shall not relieve any Party from any liability or damages resulting from such Party’s breach of any term or provision of the Throughput Agreement, but only to the extent such liability or damages accrued prior to the termination of the Throughput Agreement.

(b) Notwithstanding Section 7 of the Throughput Agreement, the Refined Product Pipelines and Terminals Agreement shall not terminate contemporaneously with the Throughput Agreement and shall not terminate upon the effectiveness of this Agreement and the termination of the Throughput Agreement.

3. Miscellaneous.

(a) Governing Law. This Agreement and the obligations of the Parties hereunder shall be governed by and construed and enforced in accordance with the substantive and procedural laws of the State of Delaware, without regard to rules on choice of law.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties in respect to the subject matter hereof and supersedes all prior agreements, arrangements and undertakings, whether written or oral, relating to the subject matter hereof.

(c) Successors and Assigns. This Agreement and all covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any Party, shall bind and inure to the benefit of the respective successors and permitted assigns of the Parties. Neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by any Party without the prior written consent of the other Party.

(d) Headings. The Section headings contained in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

(e) Counterparts. This Agreement may be executed simultaneously in one or more counterparts (including by means of facsimile or .pdf signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

HOLLY ENERGY PARTNERS – OPERATING, L.P.

By:	/s/ Richard L. Voliva III
Name:	Richard L. Voliva III
Title:	Executive Vice President and CFO

HEP REFINING, L.L.C.

By:	Richard L. Voliva III
Name:	Richard L. Voliva III
Title:	Executive Vice President and CFO

HOLLYFRONTIER REFINING & MARKETING LLC

By:	/s/ Thomas G. Creery
Name:	Thomas G. Creery
Title:	Chief Executive Officer and President

[Signature Page to Termination Agreement (Tucson Terminal Throughput Agreement)]